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Exhibit 5.5

CONSENT OF QUALIFIED PERSON

December 2, 2019

Agnico Eagle Mines Limited
British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Ontario Securities Commission, as Principal Regulator
Autorité des marchés financiers
Nova Scotia Securities Commission
Financial and Consumer Services Commission, New Brunswick

Office of the Superintendent of Securities, Prince Edward Island
Office of the Superintendent of Securities, Newfoundland and Labrador
Office of the Yukon Superintendent of Securities
Nunavut Securities Office
Office of the Superintendent of Securities, Northwest Territories
United States Securities and Exchange Commission

Agnico Eagle Mines Limited (the "Company")

        Reference is made to the (final) short form base shelf prospectus of the Company dated December 2, 2019 (as may be amended or supplemented from time to time in the future, the "Prospectus"), which Prospectus is included in the Company's Registration Statement on Form F-10 (File No. 333-234778) (as filed with the United States Securities and Exchange Commission on November 19, 2019 as may be amended from time to time, including by way of post-effective amendment, the "Registration Statement").

        I have been named as a "qualified person", as defined in National Instrument 43-101 — Standards of Disclosure for Mineral Projects who has approved scientific and technical information contained in the Prospectus and in the Registration Statement (the "Technical Disclosure").

        I hereby consent to the use of my name in the Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference to, the Technical Disclosure. I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are (i) derived from the Technical Disclosure, or (ii) within my knowledge as a result of the services performed by me in connection with the Technical Disclosure.

Yours very truly,
(signed) Francis Brunet Name: Francis Brunet, P. Eng.

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  Exhibit 5.5
CONSENT OF QUALIFIED PERSON
Agnico Eagle Mines Limited (the "Company")